EXHIBIT 99.2

CONSENT OF STEVEN B. RATOFF

      I hereby consent to the inclusion in the Registration Statement on Form S-4 of Scarlet Holding Corporation of a statement indicating that I will serve as a director of Scarlet Holding Corporation.

/s/ STEVEN B. RATOFF

Steven B. Ratoff